FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 7, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Fourth Quarter and Fiscal Year 1999 Earnings.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   October 7, 1999                                 ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date  October 7, 1999
                                                        ------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502                                  Contact     W. Paul Wolf
FAX:  (219) 426-7027                                    ------------------------



                      Home Bancorp Reports Earnings Growth

FORT WAYNE, Indiana, -- October 7, 1999 -- Home Bancorp (Nasdaq: HBFW) today reported fourth quarter and fiscal year 1999 (FY '99) earnings and financial results ended September 30, 1999. Net income for the fourth quarter 1999 was $781,000 ($0.41 basic earnings per share) compared to $653,000 ($0.30 basic earnings per share) for the same period a year earlier, a dollar increase of 19.6%, reflected a 36% increase in earnings per share.

The fiscal year ended September 30, 1999 unaudited net income increased 7% to $3,110,000 ($1.56 basic earnings per share) from $2,906,000 ($1.32 basic earnings per share) for the fiscal year 1998, an increase of 18% in earnings per share.

A Company's milestone at September 30, 1999 was $413.8 million in total assets, an increase of $41.4 million, or 11% from $372.4 million at September 30, 1998; net loans receivable were $346.0 million, an increase of $21.8 million, or 7%, during the twelve-month period. For the same period from September 30, 1998 to September 30, 1999, deposits increased from $316.0 million to $363.4 million, or an increase of $47.4 million or 15%.

Home Bancorp (Nasdaq)

Twelve Months September 30:                     1999                1998
Net Income...............................    $3,111,000         $2,906,000
Share Earnings:

         Net Income basic................          1.56               1.32

Quarter September 30:

Net Income...............................      $781,000           $653,000
Share Earnings:
         Net Income basic................           .41                .30



                       Holding Company for Home Loan Bank